EXHIBIT 4.1















                                    PDT, INC.
                      401(k)-EMPLOYEE STOCK OWNERSHIP PLAN





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                                TABLE OF CONTENTS

Section 1. Nature of the Plan..............................................  1
         (a) Nature and Purpose............................................  1

Section 2. Definitions.....................................................  1
         (a) Account.......................................................  1
         (b) Affiliated Company............................................  1
         (c) Allocation Date...............................................  2
         (d) Anniversary Date..............................................  2
         (e) Approved Absence..............................................  2
         (f) Beneficiary ..................................................  2
         (g) Break in Service..............................................  2
         (h) Capital Accumulation..........................................  2
         (i) Code..........................................................  2
         (j) Committee.....................................................  2
         (k) Company.......................................................  2
         (l) Company Stock.................................................  3
         (m) Compensation..................................................  3
         (n) Credited Service..............................................  3
         (o) Election Period...............................................  3
         (p) Elective Contributions........................................  4
         (q) Eligible Employee.............................................  4
         (r) Employee......................................................  4
         (s) Employer......................................................  4
         (t) Employer Matching Contributions...............................  4
         (u) Employer Discretionary Contributions..........................  4
         (v) Entry Date....................................................  4
         (w) ERISA.........................................................  5
         (x) Excess Contributions and Excess Aggregate Contributions.......  5
         (y) Forfeiture....................................................  5
         (z) Highly Compensated Employee...................................  5
         (aa) Hour of Service..............................................  5
         (bb) Limitation Year..............................................  5
         (cc) Participant..................................................  5
         (dd) Plan.........................................................  6
         (ee) Plan Year....................................................  6
         (ff) Rollover Account.............................................  6
         (gg) Service......................................................  6
         (hh) Trust........................................................  6
         (ii) Trust Agreement..............................................  6
         (jj) Trust Assets.................................................  6
         (kk) Trustee......................................................  6
         (ll) Year of Service..............................................  6
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Section 3. Eligibility and Participation...................................  7
         (a) Eligibility and Entry.........................................  7
         (b) Duration of Participation.....................................  7

Section 4. Contributions...................................................  8
         (a) Elective Contributions........................................  8
         (b) Employer Matching Contributions...............................  10
         (c) Employer Discretionary Contributions..........................  10
         (d) Timing of Contributions.......................................  10
         (e) Conditions....................................................  11

Section 5. Investment of Trust Assets......................................  11
         (a) Investment in Company Stock...................................  11
         (b) Participant Directed Investment...............................  11

Section 6. Participants' Accounts, Allocations and limitations.............  12
         (a) Participants' Accounts........................................  12
         (b) Accounting for the Plan.......................................  13
         (c) Allocation of Contributions...................................  13
         (d) Allocation of Earnings and Dividends..........................  13
         (e) 401(k) Limitations............................................  14
         (f) Correction of Excess Contributions............................  15
         (g) Overall Limitations...........................................  17

Section 7. Expenses of the Plan and Trust..................................  18
         (a) Administrative Expenses.......................................  18

Section 8. Disclosure to Participants......................................  18
         (a) Summary Plan Description......................................  18
         (b) Summary Annual Report.........................................  19
         (c) Participant Statements........................................  19
         (d) Tax Notice....................................................  19
         (e) Additional Disclosure.........................................  19

Section 9. Retirement......................................................  20
         (a) Normal Retirement.............................................  20
         (b) Disability Retirement.........................................  20

Section 10. Vesting, Break in Service and Forfeiture.......................  20
         (a) Vesting Upon Retirement, Disability or Death..................  20
         (b) Vesting Upon Other Termination of Service.....................  20
         (c) Forfeiture ...................................................  21
         (d) Reinstatement of Accounts ....................................  21

                                      (ii)
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Section 11. Credited Service and Hours of Service..........................  21
         (a) Credited Service..............................................  21
         (b) Reemployment After Break(s) in Service........................  22
         (c) Hours of Service Credited.....................................  22

Section 12. Incidents of Distribution, Hardship Withdrawals,
         and Participant Loans.............................................  23
         (a) Normal Distributions..........................................  23
         (b) Age 59-1/2 Distributions......................................  23
         (c) Hardship Withdrawals..........................................  24
         (d) Loans to Participants.........................................  25

Section 13. Normal Distribution Timing and Manner..........................  25
         (a) Timing of Distributions.......................................  25
         (b) Manner of Distributions.......................................  26
         (c) Special Transfer Elections ...................................  27

Section 14. Beneficiaries and Unlocatable Participants.....................  28
         (a) Beneficiaries.................................................  28
         (b) Failure to Locate.............................................  28

Section 15. No Assignment of Benefits......................................  29
         (a) Benefits Inalienable..........................................  29

Section 16. Administration.................................................  29
         (a) Plan Administrator............................................  29
         (b) Trustee.......................................................  30
         (c) Employment of Advisers........................................  30
         (d) Fidelity Bonding..............................................  30
         (e) Indemnification...............................................  30

Section 17. Claims Procedure...............................................  31
         (a) No Claim Required.............................................  31
         (b) Claims Procedures.............................................  31

Section 18. Top Heavy Provisions...........................................  32
         (a) Special Definitions...........................................  32
         (b) Determination of Top-Heaviness................................  34
         (c) Determination of Super Top-Heaviness..........................  35
         (d) Calculation of Accounts to be Compared........................  35
         (e) Results of Being Top-Heavy....................................  35

                                     (iii)

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Section 19. Other Provisions-Governing Law.................................  37
         (a) Limits on Liability...........................................  37
         (b) No Contract of Employment.....................................  37
         (c) Right to Amend................................................  37
         (d) Termination or Partial Termination............................  38
         (e) Merger, Consolidation, or Transfer of Assets..................  39
         (f) Titles No Part of Agreement...................................  39
         (g) Governing Law.................................................  39

Section 20. Execution......................................................  39


                                      (iv)

PDT, INC.
401(k)-EMPLOYEE STOCK OWNERSHIP PLAN


Section 1.........Nature of the Plan.


(a) Nature and Purpose

         The purpose of this Plan, effective January 1, 1997, is to enable participating Employees to share in the growth of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is intended to do this through a combination of elective salary deferrals on the part of Employees and Employer discretionary and/or matching contributions on the part of the Company. This Plan is intended to be a stock bonus plan under Section 401(a) of the Code and to qualify as a "cash or deferred arrangement" under Section 401(k) of the Code.

         All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and its related Trust Agreement. The Plan is administered by the Company for the exclusive benefit of Participants (and their beneficiaries).


Section 2.........Definitions.

         In the text of this document hereafter, the term "Plan" is used to refer to the PDT, Inc. 401(k)-Employee Stock Ownership Plan unless indicated in the context to the contrary.

         In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender will be deemed to include the other. The terms "he", "his" and "him" will refer to a Participant, and the capitalized terms will have the following meanings:

(a) Account

                  One of the several accounts maintained to record the various interests of a Participant under the Plan. See Section 6.

(b) Affiliated Company

                  Any business under common control with the Company, under the provisions of Section 414(b) or (c) of the Code or any company deemed to be an affiliated service group with the Company by virtue of Section 414(m).

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PDT, Inc.
401(k)-Employee Stock Ownership Plan

(c) Allocation Date

                  A date no less frequent than annually as of the Anniversary Date of each year (generally, as of the last day of each fiscal quarter) as of which valuations and allocations are performed. The frequency of Allocation Dates will be determined by the Committee.

(d) Anniversary Date

                  December 31st, the last day of each Plan Year.

(e) Approved Absence

                  A leave of absence granted to an Employee by an Employer under its established leave policy.

(f) Beneficiary

                 The person (or persons) entitled to receive any benefit under the Plan in the event of a Participant's death. See Section 14.

(g) Break in Service

                  A Plan Year during which a Participant is credited with less than 501 Hours of Service and on the last day of which he is not an Employee.

(h) Capital Accumulation

                  A  Participant's  vested  (nonforfeitable)   interest  in  his
                  Accounts under the Plan.

(i) Code

                  The Internal Revenue Code of 1986, as amended.

(j) Committee

                  The Committee appointed by the Board of Directors of the Company to direct the Trustee and assist in administration of the Plan. See Section 16.

(k) Company

                  PDT, Inc., a Delaware corporation, as well as its subsidiaries and Affiliated Companies whose Employees participate in this Plan.

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PDT, Inc.
401(k)-Employee Stock Ownership Plan

(l) Company Stock

                  Readily tradable common stock of PDT, Inc.

(m) Compensation

                  (1) In General - The gross amount of salary and wages of an Employee for a Plan Year as reportable on Form W-2, including overtime, commissions, and bonuses in cash or in kind paid by the Company. Pursuant to Code Section 401(a)(17), Compensation of an employee for any plan year may not exceed $150,000 as that amount may be adjusted from time to time for lost of living.

                  In the event a Plan Year is a period of less than 12 months for any reason, then Compensation for the short period shall not exceed the pro rata portion of this limit created by multiplying a fraction which is the number of months in the short period divided by twelve times the annual Compensation limit.

                  (2) For Testing - For purposes of the anti- discrimination tests and the determination of Excess and Excess Aggregate Contributions in Section 6 of this Plan, Compensation will also include all Elective Contributions which are made by the Company on behalf of Employees to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity and which amounts are not includible in the gross income of such Employees.

                  (3) For Plan Years beginning after 1997, - Compensation - for all purposes herein shall include amounts paid by the company on behalf of an employee to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity even though, such amounts are not included in the gross-income of such employee.

(n) Credited Service

                  The number of Years of Service for vesting purposes earned by an Employee as further described in Section 11.

(o) Election Period

                  In general, Election Periods will include each 30 day period ending on the 15th day before each Entry Date. In addition, however, Election Periods may include such periods as the Committee may determine to be necessary in order to provide
                  Employees an adequate, non-discriminatory opportunity to participate.

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PDT, Inc.
401(k)-Employee Stock Ownership Plan


(p) Elective Contributions

                  Payments made to the Trust by the Company pursuant to Participant elections under Section 4(a).

(q) Eligible Employee

                  An  employee  who  has  met the  eligibility  requirements  of
                  Section 3(a).

(r) Employee

                  Any common-law employee of the Company or any individual deemed to be an Employee by virtue of Section 414(m) or 414(o) of the Code. A leased employee as defined in Section 414(n) of the Code shall not be an Employee for purposes of this Plan.

(s) Employer

                  The Company, and each Affiliated Company which has been designated by the Company as an Employer under the Plan and which has adopted the Plan for the benefit of its Employees.

(t) Employer Matching Contributions

                  Payments made to the Trust by an Employer as matching on Participants' Elective Contributions pursuant to Section 4(b) hereof.

(u) Employer Discretionary Contributions

                  Payments made to the Trust by an Employer as Discretionary Contributions pursuant to Section 4(c) hereof.

(v) Entry Date

                  For purposes of entry into the Plan and Elections as required hereunder, Entry Date refers to the January 1st, April 1st, July 1st, or October 1st, following the date: i) for purposes of eligibility to participate, he completes the eligibility requirements described in Section 3 hereof provided he is an Employee on his Entry Date or ii) for purposes of Elections hereunder, he submits appropriate forms to the Employer during an Election Period.

                  If special Election Periods are determined to be necessary for any the Plan Year in order to provide for non-discriminatory participation, then Entry Date will also include the first day upon which a Participant's properly submitted salary deferral election can be implemented. See Section 3(a).

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PDT, Inc.
401(k)-Employee Stock Ownership Plan


(w) ERISA

                The Employee Retirement Income Security Act of 1974, as amended.

(x) Excess Contributions and Excess Aggregate Contributions

                  Amounts allocated for a Plan Year on behalf of Highly Compensated Employees which are in excess of the limitations described in Section 6 of this Plan.

(y) Forfeiture

                  Any portion of a Participant's Accounts which does not become a part of his Capital Accumulation when participation ceases pursuant to Section 3(b) hereof and which will no longer be subject to reinstatement upon the occurrence of five (5) consecutive Breaks in Service.

(z) Highly Compensated Employee

                  Highly Compensated Employee shall only include:

                           (1) An Employee who is a 5% owner during either the current or preceding Plan Year, or

                           (2) An Employee who earned in excess of $80,000 (as such may be adjusted by the IRS for future cost of living) during the preceding Plan Year.

                  At the election of the Company, criterion (ii) above may be modified to include only such individuals as were also in the top 20% of employees in terms of Compensation.

(aa) Hour of Service

                  Each hour of service for which an Employee is credited under the Plan, as further provided in Section 11(c).

(bb) Limitation Year

                  The Plan Year (ending each June 30th) shall be the limitation year for purposes of the limitations on contributions and benefits imposed by Section 415 of the Code.

(cc) Participant

                  An  Eligible   Employee  who  has  elected  to  make  Elective
                  Contributions to this Plan or has received an allocation of Employer Discretionary Contributions or Forfeitures.

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PDT, Inc.
401(k)-Employee Stock Ownership Plan


(dd) Plan

                  This PDT, Inc. 401(k)-Employee Stock Ownership Plan.

(ee) Plan Year

                  The twelve-month period ending on each Anniversary Date and coinciding with the fiscal year of the Company.

(ff) Rollover Account

                  An Account of a Participant established to reflect his balance transferred to this Plan from another qualified retirement plan.
(gg) Service

                  Employment with the Company or with an Affiliated Company.

(hh) Trust

                  The PDT, Inc. 401(k)-Employee Stock Ownership Trust created by the Trust Agreement entered into by and between the Company and the Trustee.

(ii) Trust Agreement

                  The Agreement between the Company and the Trustee (or any successor Trustee) establishing the Trust and specifying the duties of the Trustee.

(jj) Trust Assets

                  The assets held in the Trust for the benefit of Participants.

(kk) Trustee

                  The Trustee appointed by the Company's Board of Directors to hold and invest the Trust Assets.

(ll) Year of Service

                  For all purposes under this Plan, Year of Service refers to a twelve month computation period during which a Participant is credited with at least one thousand (1000) Hours of Service. For purposes of eligibility, a Year of Service shall be computed within the 12 month period following the date an Employee is first credited with an hour of Service. For all other purposes under this Plan the computation period for a year of service shall be the 12 month period corresponding to the Plan Year.

PDT, Inc.
401(k)-Employee Stock Ownership Plan


Section 3.        Eligibility and Participation.

(a) Eligibility and Entry

         (a)(1) Any Employee who is a Participant in the Company's existing qualified Plan (the PDT, Inc. 401(k) Plan) shall automatically be a Participant in this Plan as of the first Entry Date.

         (a)(2) Thereafter, an Employee will first become eligible to participate in the Plan on the Entry Date following his completion of three (3) months of service for eligibility and attainment of age twenty-one (21), provided he is an Eligible Employee on his Entry Date. For this purpose, three (3) months of service refers to three (3) months measured from an employee's date of hire during which he is credited with at least 250 hours of service.

         (a)(3) Any Employee who has met the service requirement but has not become a Participant due to minimum age shall become a Participant as of the Entry Date next following his attainment of the minimum age specified above, and in no event may any Employee be required to complete an age or Service requirement which would cause him to become a Participant later than the earlier of the first day of the Plan Year following his completion of a Year of Service for eligibility and attainment of age 21 or the six (6) month anniversary of such completion or, if later, the day he becomes an Eligible Employee.

         (a)(4) Any Employee whose terms of Service are covered by a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining, whether or not such Employees are covered by a comparable plan, will not participate in this Plan unless the collective bargaining agreement specifically provides for his participation in the Plan.

         (a)(5) A former Employee who has previously satisfied the eligibility requirements of sub-section (a)(1) of this Section 3 and is reemployed by an Employer will become an Eligible Employee as of the date of his reemployment provided he is then in the class of Employees eligible to participate in the Plan.

         (a)(6) A former Employee who has not previously satisfied the eligibility requirements of sub-section (a)(1) of this Section 3 and is reemployed by an Employer will be treated as a new Employee for all purposes under the Plan.

(b) Duration of Participation

         (b)(1) An Eligible Employee will begin participation for the Plan Year in which occurs his initial Entry Date. In order to participate in Employer Matching and Discretionary Contributions, a Participant must be credited with a Year of Service (or the pro rata equivalent of a Year of Service in the case of more frequent than annual allocation cycles) and be an Employee on the Allocation Date (the last day of each allocation cycle). Participation with respect to Elective Contributions

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PDT, Inc.
401(k)-Employee Stock Ownership Plan

         will begin on the Entry Date coincident with or next following the submission of a deferral election form provided by the Committee during an Election Period. An election once filed will remain active until revoked by the Participant.

         (b)(2) Participation in the Plan will continue thereafter until the earlier of:

                  (i) the complete distribution of a Participant's Capital Accumulation following termination of Service, or

                  (ii) the occurrence of his fifth consecutive Break in Service following termination of service, but in no event prior to the complete distribution of his Capital Accumulation.

         (b)(3) A Participant who transfers Service from an Employer to an Affiliated Company which has adopted this Plan for its Employees will continue as a Participant, based upon his Compensation received from each Employer. A Participant who transfers from an Employer to an Affiliated Company which has not adopted this Plan for its Employees will continue as a Participant based solely upon his Compensation received from an Employer. In addition, an Employee who transfers from eligible to ineligible status according to the provisions of this Plan will have his participation for all purposes determined with reference to his employment as an Eligible Employee only. In either case, the Participant's Accounts will be maintained without curtailment until such time as participation ceases pursuant to Section 3(b)(2).

         (b)(4) An Employee who is on Approved Absence will not become a Participant until the end of his Approved Absence, but a Participant who is on Approved Absence will continue as a Participant during the period of his Approved Absence. Any Employee who fails to return to Service with the Company within 90 days of the last day of an Approved Absence will be deemed to have terminated Service as of the date his Approved Absence should have ended, and his participation in the Plan will cease according to the provisions of Section 3(b)(2).


Section 4.        Contributions.

This Plan may receive any of several types of contributions on behalf of Participants provided that all contributions of whatever type will be subject to limitations as provided in the Code and described in Section 6 hereof.

(a) Elective Contributions

         (a)(1) Each eligible Employee may elect as of each Election Period to have a portion of his regular salary or wages withheld by the Company and contributed to the Trust on his behalf (as Elective Contributions) in lieu of his being paid such amount currently by the Company.

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PDT, Inc.
401(k)-Employee Stock Ownership Plan

         (a)(2) Such elections shall be effective as of the next following Entry Date, and may be made only in whole percentages and, subject to determination by the Committee as necessary to assure compliance with relevant discrimination tests, such percentages may range from one percent (1%) to six percent (6%) of gross compensation before salary reduction.

         (a)(3) Such elections (and any changes thereof) will normally only be allowed during an Election Period and will be made on the form provided by the Committee for this purpose and in accordance with administrative rules and procedures established by the Committee.

         (a)(4) A Participant may terminate his salary deferral election at any time during the Plan Year by filing a cease deferral form with the Committee. Deferrals will then cease as of the next pay period for which cessation can be implemented.

         (a)(5) Elective Contributions under the provisions of this Section 4 will be considered for purposes of the limitations of Section 6 for a Plan Year only if they relate to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or if they are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election).

         (a)(6) Elective Contributions will be allocated to the respective Accounts of Participants as of a date within the Plan Year during which the Compensation would otherwise have been received.

         (a)(7) For this purpose, an Elective Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the contribution relates.

         (a)(8) The provisions of this Section 4(a) with respect to salary deferral elections and Election Periods may be adjusted by the Committee for each Plan Year as and to the extent necessary to satisfy the nondiscrimination standards of Section 401(a)(4) or Section 401(k)(3) of the Code and the allocation limits of Section 415(c) of the Code.

         (a)(9) The Board of Directors may determine in its sole discretion to make special contributions on behalf of all or some non-Highly Compensated Employees (provided such determination is made in a uniform and non-discriminatory manner) as necessary to satisfy the discrimination tests of actual deferral percentage as provided by
         Section  401(k)(3) of the Code and do not violate the  requirements  of
         Section 401(a)(4) of the Code and related regulations. Such special contributions, if any, will be deemed to be Elective Contributions for all purposes under this Plan.
                                                                    Page 9 of 39

PDT, Inc.
401(k)-Employee Stock Ownership Plan

(b) Employer Matching Contributions

         (b)(1) For each Plan Year, Participant Accounts will be credited with Employer Matching Contributions in an amount as determined by the Company's Board of Directors. Employer Matching Contributions for the 1997 Plan Year, beginning July 1, 1997, will be equal to 50% of the Employee's Elective Contributions for the period. Thereafter, Employer Matching Contributions may be made either as a uniform percentage of Participants' Elective Contributions (which may be limited to a ceiling as appropriate) or a stated dollar amount to be allocated in a non-discriminatory manner among Participants' Accounts, based on their relative Elective Contributions, (which may again be limited to a ceiling as determined to be necessary in order to provide for the qualification of all contributions).

         (b)(2) The terms of Employer Matching Contributions, if any, for a given Plan Year will be determined by the Board at a regular meeting and announced in advance of the beginning of the year to which the matching provisions apply.

         (b)(3) The matching formula, if any, for a given year may include and be based upon such considerations as the Board may deem relevant provided that matching will be at least as favorable to non-Highly Compensated Employees as Highly Compensated Employees.

         (b)(4) The Board of Directors may determine, in its sole discretion, to make additional Employer Matching Contributions only to non-Highly Compensated Employees if necessary to assure compliance with tests of actual deferral percentage as described in Section 6(f).

         (b)(5)  Employer  Matching  Contributions  under the provisions of this
         Section  4(b) will be  considered  for purposes of the  limitations  of
         Section 6 with regard to the Plan Year of the Participants' Elective Contributions upon which the match is based. In addition, such Matching Contributions will be allocated to the respective Accounts of Participants for the same Plan Year and paid to the Trust no later than the end of the twelfth month following the close of such Plan Year.

(c) Employer Discretionary Contributions

         (c)(1) For each Plan Year, the Board may determine to make Employer Discretionary Contributions to the Trust in such amounts (or under such formula), as may be determined by the Company's Board of Directors, provided that contributions may not be made such that the limitations described in Section 6 will be violated.

(d) Timing of Contributions

         (d)(1) Elective Contributions will be paid to the Trustee by the Company in cash within thirty (30) days after amounts are withheld under Section 4(a). In the event that any Elective Contributions are paid to the Trust by reason of a mistake of fact, such Elective Contributions may be returned to the Company by the

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         Trustee (upon direction of the Committee) within one month of notification of mistake of fact.

         (d)(2) Employer Discretionary and Matching Contributions, if any, will generally be paid to the Trust as of the last day of each calendar quarter in an amount determined based on the Elective Deferrals for the quarter. In any event, such contributions will be paid to the Trust not later than the due date for filing the Company's Federal income tax return for the applicable Plan Year, including any extensions of such due date. Such contributions may be paid to the Trust in cash or such other property as the Company's Board of Directors determines. In the event Employer Discretionary or Matching Contributions are paid to the Trust by reason of a mistake of fact, such contributions may be returned to the Employer by the Trustee (upon direction of the Committee) within one year after the payment to the Trust.

(e) Conditions

         (e)(1) Contributions to this Plan are conditioned upon the accuracy of facts used to determine the contribution and the deductibility of contributions to all Company qualified plans under Section 404 of the Code.

         (e)(2) In the event either Contributions are made to this Plan based on a mistake in fact or the Employer's tax deduction for Contributions is disallowed, then such Contributions may be returned to the Employer but only to the extent of the amount of the mistake in fact or the disallowed deduction not increased by any earnings thereon but reduced by any losses, and any such return to the Employer must be made no later than 1 year following the payment to the Trust of the mistaken Contribution or the disallowance of the deduction.


Section 5.        Investment of Trust Assets.

(a) Investment in Company Stock

         (a)(1) Since the Plan is intended to be an employee stock ownership plan, the Committee will generally direct the Trustee to invest 100% of Trust Assets (except for any roll-over accounts which may be received) in shares of any class of capital stock of the Employer which is readily tradeable on an established market and/or the Committee may determine to make any Discretionary or Matching Contributions in the form of such stock.

         (a)(2) In general, Participants' Elective Contributions and Employer Matching and Discretionary Contributions received by the Trustee shall be invested by the Trustee in Company Stock as directed by the Committee on the close of the third business day following the Trustee's receipt thereof.

(b) Participant Directed Investments

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         (b)(1) Except as provided in Section 5(b)(3), a Participant's  election to make Elective Contributions to this Plan shall be deemed by the Trustee to be a directive to invest such amounts in Company Stock.

         (b)(2) In addition, upon specific resolution of the Board of Directors each Participant may be given the right to elect to have any or all of his Elective Contributions, Employer Matching Contributions, Employer Discretionary Contributions and Rollover Accounts invested among such other diversified investment funds (and in such proportions) as the Committee will from time to time make available.

         (b)(3) After attaining the age of 55 and after ten (10) years of participation in the Plan, a Participant shall have the right to elect to have any or all assets in his Accounts invested among other diversified investment funds. Such investment elections by
         Participants,  if  permitted,  shall  comply  with the  requirement  of
         Section 401(a)(28) of the Code and will be made in writing in accordance with administrative rules and procedures established by the Committee, and each Participant may change his investment election only in accordance with said rules and procedures.

         (b)(4) Investment elections, if any, will be permitted only during the Election Period preceding each Entry Date.


Section 6.        Participants' Accounts, Allocations and  Limitations.

(a) Participants' Accounts

Separate Accounts will be maintained to reflect Participants' interests under the Plan.

         (a)(1) An Elective Contribution Account will be established for each Participant. It will be credited with the amount of Elective Contributions made on his behalf under Section 4 and with his share of the net income of the Trust attributable to such Account.

         (a)(2) Employer Matching and Discretionary Accounts will also be established to reflect Participants' interests in contributions,
         Forfeitures and earnings from Employer Matching and Discretionary Contributions.

         (a)(3) All such  Accounts  will  generally  be vested  according to the schedule in Section 10 hereof.

         (a)(4) The Committee will also cause to be established special Rollover Accounts to record the Participants' assets attributable to participation in a previous qualified retirement plan or to receive other qualified roll-over distributions provided only that such accounts may not be established to receive assets which would cause this Plan to become subject to distribution or form of benefit requirements not otherwise authorized by this Plan.

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         (a)(5)  Participant  shall  have the right to direct the  Trustee  with respect to the voting of shares of Company Stock allocated to his Accounts.

(b) Accounting for the Plan

         (b)(1) The Committee will adopt accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section. From time to time, the Committee may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section and the requirements of the Code and ERISA.

(c) Allocation of Contributions

         (c)(1) Allocation of Elective Contributions will be made to the Participant's Elective Contribution Account in the amounts withheld from his otherwise payable Compensation pursuant to his salary deferral elections. Such allocations shall initially be made in cash which shall be converted to Company Stock and cash based on the pro rata number of shares of Company Stock purchased for such Participant by the Trustee.

         (c)(2) Allocation of Employer Matching Contributions will be made to Participants' Employer Matching Contributions Accounts based on their Elective Contributions and the matching formula, if any, as determined by the Board of Directors pursuant to Section 4 of the Plan.

         (c)(3) Allocation of Employer Discretionary Contributions, if any, will be made to the Accounts of Eligible Employees who meet the requirement in Section 6(c)(4) in the ratio that each such Eligible Employee's individual Compensation bears to the total of all Compensation for all such Eligible Employees.

         (c)(4) In order to share in the allocation of Employer Matching Contributions under Section 6(c)(2) or Employer Discretionary Contributions under Section 6(c)(3) above, a Participant must have completed a Year of Service (or the pro rata equivalent in the case of more frequent than annual allocation cycles) and be an Eligible Employee on the appropriate Allocation Date.

(d) Allocation of Earnings and Dividends

         (d)(1) The net income (or loss) of the Trust will be determined as of each Allocation Date. Each Participant's share of the net income (or loss) will be allocated to his Accounts in the ratio which each of his Account balances on the Allocation Date (after posting the amount of any distribution of Capital Accumulation from such Account since the last Allocation Date) bears to the sum of like Account balances for all Participants as of that date.

         (d)(2) To the extent that Participant  directed  investment options are

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         made available, income (or loss) will be allocated separately among the various options with respect to Participants electing each option.

         (d)(3) The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets, interest income, dividends and other income and gains (or losses) attributable to Trust Assets since the preceding Allocation Date, reduced by any expenses charged to such Trust Assets since that Allocation Date.

         (d)(4) All dividends attributable to shares of Company Stock allocated to a Participant's Accounts will be reinvested on behalf of such Participant in accordance with the terms of the Plan.

(e) 401(k) Limitations

         (e)(1) The total of Elective Contributions from any Participant for a given calendar year will in no event exceed the dollar limit provided ($9,500 for 1997 and such other amount as the Secretary of the Treasury may from time to time prescribe pursuant to section 402(g) of the
         Code).

         (e)(2) The actual deferral percentage of the group of Eligible Employees who are Highly Compensated Employees (within the meaning of Section 414(q) of the Code) will not exceed the greater of:

                  (i)125% of the percentage determined with respect to all other Eligible Employees, or

                  (ii) 200% of the percentage determined with respect to all other Eligible Employees provided that the result is no more than the percentage for all other Eligible Employees plus two
                  (2) percentage points.

         (e)(3) For purposes of the test in paragraph (e)(2) above, actual deferral percentage means the percentage for a group of Employees which is the average of the ratios (calculated separately for each Eligible Employee) of:

                  (i) the amount of Elective Contributions actually paid to the Trust on behalf of an Employee pursuant to a deferral election (plus amounts designated by the Board of Directors as fully vested and described under section 401(k)(3)(D)(ii) of the Code and authorized by Section 4(a)(9) of the Plan; to

                  (ii)   such Employee's Compensation for that period.

         (e)(4) In satisfying the standards of paragraph (e)(3) above, the determination of the actual deferral percentage for the group of Highly Compensated Employees may be made without regard to amounts distributed pursuant to section 401(k)(8) of the Code and Sections 6(f) and (g) of this Plan.

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         (e)(5) Furthermore,  in determining the contribution percentage for all other Eligible Employees, amounts paid to the Trust under Section 4(a)(9) of the Plan (i.e. special, fully vested contributions on behalf of non-Highly Compensated Employees) may be deemed Employer Matching Contributions to the extent that their application was not required to
         satisfy  the   non-discrimination   standards  applicable  to  Elective
         Contributions.

         (e)(6) In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most Highly Compensated Employees and who is thereby subject to the family aggregation rules of Code Section 414(q)(6), the actual deferral percentage and contribution percentage for the family group (which is treated as one Highly Compensated Employee) will be used for purposes of the tests in paragraphs (e)(2) and (e)(5) above.
         Such percentage will be the greater of:

                  (i) the percentage determined by combining the contributions and Compensation of all eligible family members who are highly compensated without regard to family aggregation, and

                  (ii) the percentage determined by combining the contributions and Compensation of all eligible family members.

         (e)(7) Except to the extent taken into account in the preceding sentence, the contributions and Compensation of all family members are disregarded in determining the percentages for the groups of Highly Compensated Employees and non-Highly Compensated Employees.

         (e)(8) For purposes of calculating the actual deferral and contribution percentages, the ratio for a Highly Compensated Employee will be determined by treating all plans subject to Code Sections 401(k)(3) and 401(m)(2) under which such Highly Compensated Employee is eligible as a single plan.

         (e)(9) The tests of average deferral percentage and average contribution percentage may be made with regard to the Highly Compensated Employee's relevant percentage for the current year as compared to the Non-highly Compensated Employee's relevant percentage for the prior year. Also, for years beginning after January 1, 1997, the provisions above related to family aggregation of benefits Sections
         (e)(6) and (e)(7) for this purpose will no longer apply.

(f) Correction of Excess Contributions

         (f)(1) If the limitations described in subsection (e) above would otherwise be exceeded, the Committee may determine to correct (or avoid) the creation of an excess in any or a combination of the following manners:

                  (i) The Committee may limit the participation of Highly Compensated Employees such that the tests are met.

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                  (ii) The Committee may make special  qualifying  non- elective
                  Employee   contributions  which  shall  be  fully  vested  and
                  otherwise treated as Elective Contributions for this purpose in such manner as determined by the Committee including making
                  such   contributions  on  behalf  of  all  or  any  non-highly
                  compensated Employees until the test is met.

                  (iii) The Committee may direct the distribution of Excess Elective Contributions to Highly Compensated Employees and, in the case of Excess Matching or Aggregate Contributions, the reallocation to other participants, distribution or forfeiture (to the extent non-vested) of such excess.

         (f)(2) In the event a distribution or Forfeiture is elected as the correction method, any income attributable to such Excess Contributions and Excess Aggregate Contributions will be included in the distribution (or forfeiture, if applicable) thereof.

         (f)(3) The income includes both income for the Plan Year for which the Excess and Excess Aggregate Contributions were made and income for the period between the end of the Plan Year and the date of distribution (or forfeiture) which will be calculated in accordance with the applicable provisions of the I.
         T. Regulations.

         (f)(4) Any distributions or forfeitures of Excess or Excess Aggregate Contributions which are required pursuant to this Section will be applied with respect to a Highly Compensated Employee in the same proportion as the overall excess may be attributed to his participation. Accordingly, adjustment will be made by leveling the highest actual deferral or contribution percentages of Highly Compensated Employees until the tests in Section 6(e) of this Plan are satisfied.

         (f)(5) For the purpose of the adjustment described above, first, the percentage of the Highly Compensated Employee with the highest percentage is reduced to the extent necessary to satisfy the tests or cause his percentage to equal the percentage of the Highly Compensated Employee with the next highest percentage. This process is repeated until the tests are satisfied.

         (f)(6) The distribution (or forfeiture, if applicable) of excess amounts will be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

         (f)(7) In no event will Excess Contributions be corrected by forfeiture if such Contributions are not otherwise forfeitable under the terms of the Plan.

         (f)(8) Any amount which cannot be allocated as Employer Matching Contributions by virtue of this Section 6(g) may be deemed to be Employer Discretionary Contributions for the Plan Year and allocated accordingly.

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(g) Overall Limitations

         (g)(1) In no event may a Participant's annual additions (i.e. the sum of contributions from all sources and Forfeitures) to all defined contribution plans maintained by the Employer and allocated to a Participant's Accounts in a given Plan Year exceed the lesser of:

                  (i)  Twenty-five percent (25%) of his Compensation; or

                  (ii) $30,000, (as may be adjusted for cost of living increases pursuant to Sections 415(b)(1)(A), 415(d)(1) and 415(d)(3) of the Code).

         (g)(2) For purposes of those limits, Compensation will mean a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on a basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) paid to or includable in the income of a Participant for a Limitation Year.

Compensation for this purpose will exclude:

                  (i) Amounts realized from the exercise of a non- qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (ii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (iii) Except as provided in (i) above, other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the employee).

         (g)(3) If the limitation would be exceeded as to any Participant for any Plan Year, the allocation to his Accounts for the Limitation Year will be reduced to an amount which would limit the total "annual additions" to the maximum permitted. Such reduction, if necessary, will be applied in the following order:

                  (i) Where this Plan is operated in conjunction with another defined contribution plan of the Employer, allocations to that plan shall be reduced first until the limit is met.

                  (ii) In the event there is no other plan of the Employer or if reduction of the other plan to zero is not sufficient to meet these limits, then Employer Discretionary Contributions and Forfeitures in this Plan will be reduced

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                  first until the limit is met.

                  (iii) If Employer Discretionary Contributions and Forfeitures are reduced to zero and the limit would still be exceeded, then Employer Matching Contributions and Forfeitures will be reduced second until the limit is met.

                  (iv) If the limit would still be exceeded, then Elective Contributions will be refunded to the Participant no later than September 15th in the next Plan Year to the extent necessary for the limit to be met.

         (g)(4) The limits described in this Section apply to all qualified defined contribution plans sponsored by the employer in aggregate.

         (g)(5) Any amount by which Employer contributions for a Participant must be reduced under Section (g)(3)(i) or (ii) above will be reallocated to the Accounts of the remaining Participants (under sub-sections (c) and (d) of this Section 6) to the extent possible without exceeding the limitation with respect to any other Participant.

         (g)(6) In no event may Employer contributions (of whatever nature) be made such that they cannot be allocated to any Participant pursuant to these limitations.

         (g)(7) Any Forfeitures which cannot be allocated to any Participant's Accounts by reason of this limitation will be treated (for allocation purposes) as Forfeitures and allocated first for the next succeeding Plan Year (or Years, if necessary,) until exhausted provided that any such amounts will be held in a suspense account which does not share in gains and losses of the Trust.


Section 7.        Expenses of the Plan and Trust.

(a) Administrative Expenses

         (a)(1) All expenses of administering the Plan and Trust will be charged to and paid out of Employer Matching and/or Discretionary Contributions and earnings thereon, if any.

         (a)(2) In the event the Board of Directors determines to provide Participants the right to direct the investment of all or part of their Accounts, any expenses related to a particular investment choice may be charged only to the Accounts of Participants choosing that investment.


Section 8.        Disclosure to Participants.

(a)   Summary Plan Description

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         (a)(1) The Committee will furnish each  Participant with a summary plan description of the Plan, as required by Sections 102(a)(1) and 104(b)(1) of ERISA. The summary plan description will be updated from
         time  to  time  as  required   under  ERISA  and  Department  of  Labor
         regulations thereunder.

(b)  Summary Annual Report

         (b)(1) Within a reasonable time after each Anniversary Date, the Committee will furnish each Participant with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form required by Department of Labor regulations.

(c)  Participant Statements

         (c)(1) No less frequently than following each Anniversary Date, the Committee will furnish to each Participant a statement including but not limited to the following information:

                  (i) His Account balance (if any) as of the preceding report date.

                  (ii)  The  amount  of  Elective,   Employer   Matching  and/or
                  Discretionary Contributions (and Forfeitures) allocated to his Accounts for that Plan Year.

                  (iii) The adjustments to his Accounts to reflect his share of the net income (or loss) of the Trust for that Plan Year.

                  (iv) The new balance in his Account as of the applicable report date.

                  (v) His number of years of Credited Service and his vested percentage in his Account balances as of the report date.

(d)  Tax Notice

         (d)(1) Within two (2) weeks of the date a distribution occurs, the Committee will furnish each Participant receiving a distribution from the Plan with a notice of the tax consequences of his distribution. The notice will be in accordance with language provided by the Internal Revenue Service and Code Section 402(f).

(e)  Additional Disclosure

         (e)(1) The Committee will make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the Committee will furnish copies of such documents, and may make a reasonable charge to cover the cost of furnishing such copies, as provided in Department of Labor regulations.

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Section 9.        Retirement.

A Participant will be treated as having retired under the Plan if his Service terminates by reason of any of the following:

(a)  Normal Retirement

         (a)(1) A Participant's normal retirement date is the date he attains the age of fifty-nine and one-half (59 1/2). Termination of Service on or after a Participant's normal retirement date constitutes retirement under the terms of this Plan.

(b)  Disability Retirement

         (b)(1) If the Committee determines (on the basis of a physician's certificate satisfactory to the Committee) that a Participant has become totally and permanently disabled (while an Employee), he will be granted disability retirement under the Plan without regard to his age or Credited Service.


Section 10.       Vesting, Break in Service and Forfeiture.

(a) Vesting Upon Retirement, Disability or Death

         (a)(1) When a Participant reaches his normal retirement date while an Employee or terminates Service due to retirement, disability or death, his Capital Accumulation will be the total of his Account balances (100% vested).

(b) Vesting Upon Other Termination of Service

         (b)(1) Participants' Elective Contributions Accounts and Rollover Accounts (including all earnings thereon) shall at all times be fully 100% vested and non-forfeitable.

         (b)(2) Participants' Employer Matching Contributions and Discretionary Contributions Accounts shall be vested upon termination of Service according to the following schedule:

                Years of                    Nonforfeitable
             Credited Service                 Percentage
             at Termination                  of Accounts
             ----------------               --------------

         less than 2 years                       0%
                   2 years                      10%
                   3 years                      30%
                   4 years                      60%
           5 or more years                     100%

                                                                   Page 20 of 39

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(c) Forfeiture

         (c)(1) Any portion of the final balances in a Participant's Accounts which is not vested and which does not become part of his Capital Accumulation upon his termination of Service will become a Forfeiture and be reallocated to other Participants in the same manner as the Contributions from which such Forfeitures were generated.

         (c)(2) Amounts which are subject to Forfeiture due to a Participant's termination of Service prior to attainment of 100% vesting under the Plan (i.e. non-vested Account balances of Participants who have terminated Service with the Company) will be reallocated to other Participants as of a date no earlier than the Anniversary Date coincident with or following the date participation ceases pursuant to
         Section 3(b)(2) above and in no event later than the date upon which the fifth consecutive Break in Service occurs.

(d) Reinstatement of Accounts

         (d)(1) If a Participant terminates and is reemployed by the Company prior to the occurrence of five (5) consecutive Breaks in Service, any amount which did not become part of his Capital Accumulation and which was subject to Forfeiture upon his termination will be reinstated.

         (d)(2) Any such reinstated Account, if required, will be maintained separately until he becomes one hundred percent (100%) vested. His Capital Accumulation ("X") attributable to such separate Accounts will be determined (prior to 100% vesting), at the time his participation in the Plan subsequently terminates, in accordance with the following formula:

                            X = P(AB + D) - D

For purposes of applying this formula, P is the vested percentage at the time of the subsequent termination; AB is the total of such Account balances at the time; and D is the amount of the Capital Accumulation previously distributed.


Section 11.  Credited Service and Hours of Service.

(a)  Credited Service

         (a)(1) For purposes of vesting in Accounts, a Participant's Credited Service will include the number of Plan Years during which he is credited with 1000 or more Hours of Service.

         (a)(2) Credited Service will include all Service with the Company and any Affiliated, or successor Company, and Plan Years will include, for this purpose, all such twelve (12) month periods from and after the Plan Year which includes,

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         the later of his date of hire or the effective date of the Plan.

(b)  Reemployment After Break(s) in Service

         (b)(1) If reemployed after the occurrence of a Break(s) in Service, a former Participant will again become an Eligible

Employee in the Plan as of the date of his reemployment, and the following rules will apply in determining his Credited Service:

                  (i) New Accounts will be established to reflect his interest in the Plan attributable to his Service after the Break(s) in Service.

                  (ii) Credited Service after the Break(s) in Service will not increase his vested interest in his Accounts attributable to Service prior to the Break(s) in Service, except as provided in Section 10 for a Participant who is reemployed prior to the occurrence of five (5) consecutive Breaks in Service and who has a non-vested Account balance that is reinstated.

                  (iii) After he completes one Plan Year of Credited Service following his reemployment, his Credited Service with respect to his new Accounts will include his Credited Service, if any, prior to the Break(s) in Service with the following exception:

                           (A) In the case of a Participant who incurs five or more consecutive Break(s) in Service prior to attaining a vested interest under Section 10, his Service prior to the Breaks in Service will not be included in determining his Credited Service with respect to his new Accounts if the consecutive number of Break in Service years equals or exceeds his Credited Service accumulated prior to the Break(s) in Service.

(c)  Hours of Service Credited

         (c)(1) For purposes of determining Hours of Service to be credited to an Employee under the Plan, the following rules will be applied:

         (i)     Hours of Service will generally include:

                 (A) each Hour of Service for which an Employee is paid (or entitled to payment) for the performances of duties;

                 (B) each Hour of Service for which an Employee is paid (or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or paid leave of absence; and

                 (C) each additional Hour of Service for which back pay is either

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                 awarded or agreed to,  irrespective  of  mitigation  of damages provided such Hours have not already been credited under (A) or (B) above.

         (c)(2) The  crediting  of Hours of Service  will  comply  with DOL Reg.
         Section 2530.200b-2, and no more than 501 Hours of Service are to be credited for one continuous period during which an Employee does not perform duties.

         (c)(3) An Employee compensated on an hourly basis will be credited for each Hour of Service, as described above.

         (c)(4) Unless the Committee maintains records of actual Hours of Service, or if such records are unavailable, a salaried Employee who completes at least one Hour of Service during his applicable payroll period will be credited for each such period with:

                  (i)   10 Hours of Service per day, if paid on a daily basis;

                  (ii)  45 Hours of Service per week, if paid on a weekly basis;

                  (iii) 95 Hours of Service per semimonthly period, if paid on a semimonthly basis; or

                  (iv) 190 Hours of Service per month, if paid on a monthly basis.

         (c)(5) In the case of a leave of absence or termination of Service due to maternity, paternity or adoption (including: (i) pregnancy of the individual, (ii) birth of a child of the individual, (iii) placement of a child with the individual in connection with an adoption, or (iv) caring for a child described in (ii) or (iii) immediately following such birth or placement), solely for the purposes of determining if a Break in Service has occurred, 501 Hours of Service will automatically be granted to the Participant in the first Plan Year in which a Break in Service would otherwise occur.

Section 12. Incidents of Distribution, Hardship Withdrawals, and Participant Loans.

(a)  Normal Distributions

         (a)(1) Distribution of a terminated Participant's Capital Accumulation will normally be made in a lump sum as soon as may be administratively feasible in accordance with Section 13 of the Plan.

(b)  Age 59-1/2 Distributions

         (b)(1) A Participant who has not yet terminated Service will be entitled to request a distribution of the entire vested balance of his Accounts under the Plan after he has attained age 59-1/2.

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         (b)(2)  Such a  distribution  will be  permitted  only  once  (while  a
Participant remains an Employee).

         (b)(3) A Participant receiving such a distribution may continue to participate under the Plan subject to rules established by the Committee.

(c)  Hardship Withdrawals

         (c)(1) Upon specific resolution of the Committee, Participants may be entitled to request a hardship withdrawal of a portion of their Elective Contribution Accounts. Such withdrawal will be available only if necessary in light of immediate and heavy financial needs of the Participant, as determined by the Committee in accordance with I. T. Reg. Section 1.401(k)-1 which provides that a distribution will be deemed to be made on account of an immediate and heavy financial need of the Employee if the distribution is on account of:

                  (i) Medical expenses described in Code Section 213(d) incurred by the Employee, the Employee's spouse, or any dependents of the Employee (as defined in Code Section 152);

                  (ii)Purchase (excluding mortgage payments) of a principal residence for the Employee;

                  (iii)Payment of tuition for the next semester or quarter of post-secondary education for the Employee, his or her spouse, children, or dependents;

                  (iv) Need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence.

                  (v) Any additional circumstances announced by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability, rather than on an individual basis.

         (c)(2) The determination of whether an Employee has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need will not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Employee.

         (c)(3) A hardship distribution is not permitted to the extent it exceeds the amount necessary to relieve the need or to the extent the need may be satisfied from other resources reasonably available to the Employee.

         (c)(4) The determination of financial hardship and the amount to be withdrawn will be made by the Committee in accordance with the foregoing policy in a uniform and nondiscriminatory manner.

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(d)  Loans to Participants

         (d)(1) In its sole discretion and by specific resolution, the Board of Directors may determine to grant loans to Participants from all Accounts which are maintained under this Plan, provided that all such loans for a given Participant will not in aggregate exceed the lesser of fifty percent (50%) of the aggregate vested balance of the Participant's Accounts or $50,000.

         (d)(2) The limitation of $50,000 will be reduced by the excess (if any) of the highest outstanding loan balance during the prior twelve month period ending on the day before the loan is made, over the outstanding loan balance on the date the new loan is made.

         (d)(3) Loans of up to $10,000 in aggregate may be granted regardless of these limitations.

         (d)(4) All Participant loans will be granted in a uniform and nondiscriminatory manner, evidenced by a promissory note with level amortization and repayable on a regular schedule with at least quarterly payments at reasonable interest.

         (d)(5) All loans, except those for which the purpose is the purchase of a primary residence of the Participant, will be repayable within five
         (5) years including any refinancing or renegotiations thereof.

         (d)(6) To the extent that a Participant's loan is secured by all or part of his Accounts, no loan under this subsection may be granted to a married Participant unless the Participant's spouse consents in writing to such use (such consent properly witnessed before a Plan representative or Notary Public) within the ninety (90) day period ending upon the date of the loan's collateralization.

         (d)(7) In the event of the death of a Participant, such Participant's Accounts will be reduced by any security interest held by the Plan by reason of any loan outstanding on the date of death.


Section 13.       Normal Distribution Timing and Manner.

(a) Timing of Distributions

         (a)(1) The Trustee will make distributions from the Trust only upon the direction of the Committee.

         (a)(2) In the event of a Participant's retirement, disability, death or other termination of Service, his Capital Accumulation will normally be distributed in a single distribution as soon as practicable following the next succeeding Allocation Date.

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         (a)(3) At the  request  of the Participant,  the  distribution  of  his
         Capital Accumulation may be deferred until after the occurrence of one or more Breaks in Service but in no event greater than five.

         (a)(4) Notwithstanding the foregoing, where a Participant's Capital Accumulation exceeds $3,500.00, a distribution will be made only if the Participant (and, if applicable, the Participant's spouse) consents to such distribution.

         (a)(5) Distribution of a Participant's Capital Accumulation will in no event commence later than sixty (60) days after the Anniversary Date coinciding with or next following his normal retirement date (or his termination of Service, if later).

         (a)(6) Distribution of the account balance of an employee who is a 5% or greater owner of the Company shall commence not later than the April 1st following the end of the calendar year in which the Employee attains age 70 1/2 and each December 31st thereafter. Such distribution shall be no less than the minimum required distribution pursuant to Code Section 401(a)(9).

         (a)(7) In the event a Participant dies before benefits commence, the Participant's benefit may be paid in the form of a single distribution to the Participant's surviving spouse or in immediate installments payable for the spouse's life or over a period not exceeding the spouse's life expectancy. If a Participant dies before benefits commence and the surviving spouse is not the Beneficiary, the entire remaining interest must be distributed to the Participant's Beneficiary or Beneficiaries within five years. However, if distributions have commenced to the Participant before the Participant's death, distributions to the Participant's surviving spouse, Beneficiaries or estate will continue to be distributed at least as rapidly as the period selected by the Participant. Such distribution will be made in cash or in kind on a nondiscriminatory basis, provided that said distribution was for term certain. In the event of distribution due to the death of a Participant, the amount to which a Beneficiary is entitled will be 100% of the Participant's Capital Accumulation.

         (a)(8) A Participant whose Service terminates at a time when his vested interest in the Plan equals $0 will be deemed to have had a distribution of his vested benefits as of the Anniversary Date upon which he first incurs a Break in Service.

         (a)(9) If the amount of a Participant's Capital Accumulation cannot be ascertained by the Committee by the date on which such distribution is to commence, distribution of his Capital Accumulation will commence within sixty (60) days after the date on which his Capital Accumulation is able to be ascertained.

(b)   Manner of Distributions

         (b)(1)  Distribution  of  Participants'   Capital   Accumulations  will
         normally be made in a single distribution of shares or, at the request of the Participant subject to

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         the approval of the Committee,  a payment of cash for the full fair market value of shares determined as of the date of the distribution amount.

         (b)(2) In regard to all distributions from the Trust, the Trustee will comply with the withholding requirements of Code Sections 3405 and 402(f).

(c)   Special Transfer Elections

         (c)(1) Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (c)(2)  For  purposes  of  this  Subsection,   the  following   special
definitions shall apply:

                  (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii)Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section  408(b) of the Code,  an  annuity  plan  described  in section 403(a) of the Code, or a qualified  trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (iv)Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

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Section 14.       Beneficiaries and Unlocatable Participants.

(a) Beneficiaries

         (a)(1) A Participant may designate and/or change a Beneficiary (and contingent Beneficiaries) to receive his benefits under the Plan in the event of his death by filing a written designation with the Committee.

         (a)(2) A married Participant must have the written consent of his spouse to designate a Beneficiary other than his spouse, and any subsequent changes in the named Beneficiary or form of benefit payable to such Beneficiary which are made by a married Participant will be deemed void absent the written consent of the Participant's spouse. Such spousal consent will:

                  (i) be executed in the presence of a representative of the Plan or a duly-authorized Notary Public, and

                  (ii)   acknowledge the effect of such designation.

         (a)(3) Upon the death of a Participant, if there is no designated Beneficiary then living, the Participant's Beneficiary will be his surviving spouse, or if none, his surviving issue per stirpes, or if none, his estate.

(b) Failure to Locate

         (b)(1) In the event a Participant eligible for a distribution of benefits from the Plan is not locatable after a reasonable effort to locate (including mailing to the last known address, questioning of fellow workers, notification of Social Security Administration, and such other measures, if any, as the Committee may formally adopt as included in the procedure), then the amount otherwise due will be reallocated to other participants in the same manner as Employer Matching Contributions for that period.

         (b)(2) In the event a Participant whose balance has been so reallocated returns and claims his distribution, the amount so due (without regard to intervening interest) shall be reinstated from similar amounts to be reallocated for the Plan Year in which he returns.

         (b)(3) In the event such amounts are insufficient to reinstate the Accounts, then the Employer shall make such additional special contributions as are necessary, and amounts so contributed shall not be considered annual additions for the year in which the reinstatement occurs.

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Section 15.       No Assignment of Benefits.

(a) Benefits Inalienable

         (a)(1)  Except as  provided  in  Sections  12 and  13(a)(6)  hereof and
         Section 15(a)(2) below, a Participant is not entitled to any payment, withdrawal or distribution under the Plan during his Service; nor may his interest in the Plan as a Participant, or after his participation has ended, or that of his Beneficiary, be assigned or alienated by voluntary or involuntary assignment. Any attempt by a Participant to assign or alienate his interest in the Plan, or any attempt to make his interest in the Plan subject to attachment, execution, garnishment or other legal or equitable process will be void.

         (a)(2) The Trustee, when directed by the Committee, may, however, make such assignments or distributions of benefits as may be required by a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.


Section 16.       Administration.

(a) Plan Administrator

         (a)(1) The Company is the Plan Administrator under Section 414(g) of the Code and under Section 3(16)(A) of ERISA.

         (a)(2) The Board of Directors shall appoint a Committee composed of individuals to serve at its pleasure and without compensation. The Committee members will be named fiduciaries with authority to control and manage all aspects of the operation and administration of the Plan and to direct the Trustee as to all matters. Any Committee member may also serve as a Trustee of the Plan, if so designated by the Company's Board of Directors.

         (a)(3) All acts and decisions of the Committee will be by vote of a majority of the members at a meeting or in writing without a meeting. Minutes of each meeting of the Committee will be kept.

         (a)(4) The Committee will make such rules, regulations, computations, interpretations, and decisions, and will maintain such records and accounts as may be necessary to administer the Plan in a nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries.

         (a)(5) The decision of the Committee on all individual matters will be final.

         (a)(6) The Committee will give instructions to the Trustee with respect to matters, which require instructions, as provided in the Plan and the Trust Agreement. The Committee members may allocate their fiduciary responsibilities among themselves and may designate other persons (including the Trustee) to carry out fiduciary responsibilities under the Plan.

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         (a)(7) In the event  that the  Committee  specifically  designates  the
         Trustee to perform any of the Committee's fiduciary responsibilities, then any specific instructions otherwise required by the Plan or Trust Agreement from the Committee to the Trustee with respect to such designated fiduciary responsibilities will not be required.

(b) Trustee

         (b)(1) Subject only to acceptance, the Board of Directors will appoint a Trustee to serve at its pleasure. Such Trustee may be an institutional Trustee, or an individual or group of individuals including, if the Board so determines, individuals who are Employees of the Company and/or Participants in the Plan.

         (b)(2) The specific duties of the Trustee will be as described in the Plan and the Trust Agreement including but not limited to the following:

                  (i) The Trustee will be responsible for holding and investing all Trust Assets under the Plan.

                  (ii) If so directed by the Committee (or if no direction is received from the Committee), the Trustee will establish a funding policy and method for acquiring assets for the Trust in a manner that is consistent with the provisions of the Plan and Trust Agreement and the requirements of ERISA.

         (b)(3) In any case, the Trustee will be a named fiduciary with responsibility for the management and investment of Trust Assets at the direction of the Committee or the Participants pursuant to Section 5 above.

(c) Employment of Advisers

         (c)(1) The Trustee and Committee are specifically empowered, on behalf of the Plan, to employ investment advisers, accountants, legal counsel and other agents to assist them in the performance of their duties under the Plan.

(d) Fidelity Bonding

         (d)(1) The Committee will secure fidelity bonding for fiduciaries of the Plan, as required by Section 412 of ERISA.

(e) Indemnification

         (e)(1) The Company will indemnify the Trustee and each member of the Committee against any personal liability or expense arising out of or in connection with their performance of duties under the Plan except such liability as may result from his own negligence or willful misconduct.

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Section  17.      Claims Procedure.

(a) No Claim Required

         (a)(1) Distributions of Capital Accumulations under the Plan will normally be made without a Participant (or Beneficiary) having to file a claim for benefits.

         (a)(2) A Participant (or Beneficiary) who does not receive a distribution to which he believes he is entitled may present a claim to the Committee for any unpaid benefits. All questions and claims regarding benefits under the Plan will be acted upon by the Committee.

(b) Claims Procedures

         (b)(1) Each Participant (or Beneficiary) who wishes to file a claim for benefits with the Committee will do so in writing, addressed to the Committee or the Company.

         (b)(2) If the claim for benefits is wholly or partially denied, the Committee will notify the Participant (or Beneficiary) in writing of such denial of benefits within ninety (90) days after the Committee initially received the benefit claim.

         (b)(3) Any notice of a denial of benefits will advise the Participant (or Beneficiary) of:

                  (i)    the specific reason or reasons for the denial;

                  (ii) the specific provisions of the Plan on which the denial is based;

                  (iii) any additional material information necessary for the Participant (or Beneficiary) to perfect his claim and an explanation of why such material or information is necessary; and

                  (iv) the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

         (b)(4) Each Participant (or Beneficiary) whose claim for benefits has been denied will have the opportunity to file a written request for a full and fair review of his claim by the Committee, to review all documents pertinent to his claim and to submit a written statement regarding issues relative to his claim.

         (b)(5) Such written request for review of his claim must be filed by the Participant (or Beneficiary) within sixty (60) days after receipt of written notification of the denial of his claim.

         (b)(6) The Committee will schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days.

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         (b)(7) The decision of the  Committee  will be made within  thirty (30)
         days thereafter and will be communicated in writing to the claimant. Such written notice will set forth the specific reasons and specific Plan provisions on which the Committee based its decision.

         (b)(8) All notices by the Committee denying a claim for benefits, and all decisions on requests for a review of the denial of a claim for benefits, will be written in a manner calculated to be understood by the Participant (or Beneficiary) filing the claim or requesting the review.


Section 18.       Top Heavy Provisions.

(a) Special Definitions

For purposes of this Section 18, the following definitions will apply, to be interpreted in accordance with the provisions of section 416 of the Code and the regulations thereunder:

         (a)(1) Aggregation Group means a plan or group of plans which includes all plans maintained by the Employers in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of Code section 401(a)(4) or Code section 410, as well as all other plans selected by the Company for permissive aggregation inclusion of which would not prevent the group of plans from continuing to meet the requirements of such Code sections.

         (a)(2) Compensation will have the meaning set forth in Section 6(h), and as defined in Section 415 of the Code.

         (a)(3) Cumulative Account means the sum of the amount of an Employee's accounts under a defined contribution plan (for an unaggregated plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, and for plans subject to Section 412 of the Code, increased by any contributions due after such valuation date and before the Determination Date.

         (a)(4) Cumulative Accrued Benefit means the sum of the present value of an Employee's accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such plan or plans, as of the most recent plan valuation date within a 12-month period ending on the Determination Date as if the Employee voluntarily terminated service as of such valuation date.

         (a)(5)   Determination Date means, with respect to any plan year:

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                  (i)    the last day of the preceding plan year, or

                  (ii) in the case of the first plan year of any plan, the last day of such plan year.

         (a)(6) Employee means, for purposes of this Section, any person employed by an Employer and will also include any beneficiary of such person.

         (a)(7) Employer means any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b) which includes the Company or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)) with the Company or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company.

         (a)(8) Key Employee means any Employee, former Employee, or Beneficiary of an Employee who is, at any time during the plan year, or was, during any one of the four preceding plan years any one or more of the following:

                  (i) An officer of an Employer with annual Compensation greater than 50% of the dollar amount in Code Section 415(b)(1)(A). (For this purpose no more than 50 Employees (or, if less, the greater of three (3) or 10% of all Employees) will be treated as officers.)

                  (ii) One of the ten (10) persons employed by an Employer having annual Compensation greater than the limitation in effect under code section 415(c)(1)(A), and owning (or considered as owning within the meaning of Code section 318) the largest interests in the Employers. For this purpose, if two Employees have the same interest, the one with the greater Compensation will be treated as owning the larger interest.)

                  (iii) Any person owning (or considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of such stock.

                  (iv) A person who would be described in paragraph (iii) above if "one percent" were substituted for "five percent" each place it appears in paragraph (iii) above, and who has annual Compensation of more than $150,000. (For purposes of determining ownership under this subsection (iv), Code section 318 (a)(2)(C) will be applied by substituting five percent (5%) for 50 percent.)

                  (v) For purposes of the foregoing definition of Key Employee, Compensation will include all Elective Contributions which are made by the Company on behalf of Employees to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity and which amounts are not

                                                                   Page 33 of 39

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                  includible in the gross income of such Employees as reportable on Form W-2.

                  (vi) The rules of subsections (b), (c) and (m) of section 414 of the Code will not apply for purposes of determining ownership under this subsection (a)(8).

         (a)(9) Member refers to all Participants who have not separated from service at the end of the Plan Year including, without limitation, individuals who declined to elect to make contributions to the Plan. For purposes of the Code Section 416(c) minimum benefits and the minimum contributions described in subsection (e)(3) of this Section, Member also includes any Employee who is not a Participant solely because he has:

                  (i) failed to complete 1,000 Hours of Service (or the equivalent),

                  (ii)  declined to make mandatory contributions to the plan, or

                  (iii) been excluded from the plan because his  Compensation is less than a stated amount.

         (a)(10) Non-Key Employee will mean any Employee not described in subparagraph (8) above.

(b)  Determination of Top-Heaviness

         The determination of whether a plan is Top Heavy will be made as follows:

         (b)(1) A plan will be Top Heavy and an Aggregation Group will be a Top Heavy Group with respect to any plan year as of the Determination Date if the sum as of the Determination Date of the Cumulative Accrued Benefits and the Cumulative Accounts of Employees who are Key Employees for the plan year exceeds 60 percent of a similar sum determined for all Employees, excluding former Key Employees.

         (b)(2) If the Plan is not required to be included in an Aggregation Group with other plans, then it will be Top Heavy only if, when considered by itself, it is a Top Heavy Plan and it is not included in a permissive Aggregation Group that is not a Top Heavy Group.

         (b)(3) If the Plan is required to be included in an Aggregation Group with other plans, it will be Top Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top Heavy.

         (b)(4) If a plan is not a Top Heavy Plan and is not required to be included in an Aggregation Group, then it will not be Top Heavy even if it is permissively aggregated in an Aggregation Group which is a Top Heavy Group.

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(c)  Determination of Super Top-Heaviness

         (c)(1) A plan will be a Super Top Heavy Plan if it would be a Top Heavy Plan under the provisions of subsection (b) if "90 percent" were substituted for "60 percent" in the ratio tests in subsection (b) above.

(d)  Calculation of Accounts to be Compared

         (d)(1) Accounts and benefits will be calculated to include all amounts attributable to both Employer and Employee contributions but excluding amounts attributable to voluntary deductible Employee contributions.

         (d)(2) Accounts and benefits will be increased by the aggregate distributions during the five-year period ending on the Determination Date made with respect to an Employee under the plan or plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.

         (d)(3) In accordance with Section 416(g)(4)(E) of the Code, any accounts and benefits for individuals not employed by the Employer at any time during the five year period ending on the Determination Date will not be taken into account.

         (d)(4) Rollovers and direct plan-to-plan transfers will be handled as follows:

                  (i) If the transfer is initiated by the Employee and made from a plan maintained by the Employer to a plan maintained by an unrelated employer, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count it if accepted prior to December 31, 1983.

                  (ii) If the transfer is made between plans maintained by the Employers, the transferring plan will no longer count the amount transferred and the receiving plan will count the amount transferred.

                  (iii) For purposes of this subsection (d), all Employers aggregated under the rules of sections 414(b), (c) and (m) of the Code will be considered a single employer.

(e)  Results of Being Top-Heavy

For any Plan Year in which the Plan is a Top Heavy Plan, the requirements of this Section must be met in accordance with section 416 of the Code and the regulations thereunder and the following rules will apply:

         (e)(1) Compensation Limit. Annual Compensation of any Employee will not be taken into account under the Plan in excess $150,000 (as such amount to be adjusted annually for increases in the cost of living in accordance with Section

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          401(a)(17) of the Code).

         (e)(2) Special Vesting. A Member who is credited with an Hour of Service while the Plan is Top Heavy will not be subject to special accelerated vesting as all amounts in this Plan are vested at least as rapidly at all times under its regular terms as required with regard to a Top Heavy Plan.

Any amount which is accrued and vested while a Plan is Top Heavy may not be forfeited even if the Plan later ceases to be Top Heavy nor may such amount be forfeited under the provisions of Code sections 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions). Such accrued benefit will include benefits accrued before the Plan becomes Top Heavy. Notwithstanding any other provision of this Plan to the contrary, once the vesting requirements of this subsection (e)(2) become applicable, they will remain applicable even if the Plan later ceases to be Top Heavy.

         (e)(3) Minimum Contributions. Minimum Employer contributions for a Member who is not a Key Employee will be required under the Plan for the Plan Year as follows:

                   (i) The amount of the minimum  contribution will be an amount which added to Forfeitures equals the lesser of three (3) percent or the highest percentage at which such contributions and Forfeitures are made under the Plan for the Plan Year on behalf of a Key Employee (including, if applicable, salary deferral contributions).

                  (ii) For purposes of this subsection, all defined contribution plans required to be included in an Aggregation Group will be treated as one plan.

                  (iii) The minimum amount in subparagraph (i) of this subsection will be a full three (3) percent if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of sections 401(a)(4) or 410 of the Code.

                  (iv) Members who have not separated from Service at the end of the Plan Year must receive the defined contribution plan minimum.

                  (v) If this Plan is aggregated with another defined contribution plan which provides the minimum contributions, this subsection (e)(3) will not apply with respect to Members who are Participants in both plans.

         (e)(4) Special Treatment Where a Member is also a Participant in a Defined Benefit Plan. If any Plan Member other than a Key Employee is also a participant under a defined benefit plan of the Employer which is a Top Heavy Plan, but not a Super Top Heavy Plan, and if the defined benefit plan has not provided the Code section 416 minimum benefits for each Non-Key Employee

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401(k)-Employee Stock Ownership Plan

         participating in both plans, then subsection (e)(3)(i) will not apply and the required minimum annual contribution for such Member under this Plan will be seven and one-half percent (7 1/2%) of such Member's Compensation. Such contribution will be made without regard to the amount of contributions, if any, to the Plan on behalf of Key Employees.

         (e)(5) Special Combined Plan Limit Where the Plan is Super Top-Heavy. If in any Plan Year the Plan is a Super Top Heavy Plan, then for purposes of the limitations on contributions and benefits under section 415 of the Code, the dollar limitations in the defined benefit plan fraction and the defined contribution plan fractions will be multiplied by 1.0 rather than 1.25 subject to the following transitional rule provided in Code Section 416(h)(3):

                  (i) If the application of the provisions of this subsection would cause any individual to exceed the combined Code section 415 limitations on contributions and benefits, then the application of the provisions of this subsection (e)(5) will be suspended as to such individual until such time as he no longer exceeds the combined Code section 415 limitations as modified by this subsection.

                  (ii) During the period of any  suspension  under sub-  section
                  (e)(5)(i) above, there will be no Employer contributions, forfeitures or voluntary nondeductible contributions allocated to such individual under this or any other defined contribution plan of the Employers and there will be no accruals for such individual under any defined benefit plan of the Employers.


Section 19.       Other Provisions-Governing Law.

(a)  Limits on Liability

All Capital Accumulations will be paid only from the Trust Assets and neither the Company nor the Committee nor the Trustee nor any Employer will have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

(b)  No Contract of Employment

The adoption and maintenance of the Plan will not be deemed to constitute a contract of employment or otherwise between an Employer and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan will be deemed to give an Employee the right to be retained in the Service of an Employer nor to limit an Employer's right to discharge, with or without cause, any Employee at any time.

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(c)  Right to Amend

The Company specifically reserves the right to amend the Plan and Trust Agreement at any time (including but not limited to retroactively) in order to satisfy the requirements of ERISA and Section 401(a) of the Code.

(d)  Termination or Partial Termination

         (d)(1) As future conditions cannot be foreseen, the Company reserves the right to amend or terminate the Plan and the Trust Agreement at any time, by action of its Board of Directors.

         (d)(2) Each Employer reserves the right to terminate its participation as an Employer under this Plan.

         (d)(3) Neither amendment nor termination will retroactively reduce the vested rights of Participants nor permit any part of the Trust Assets to be diverted or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

         (d)(4) If the Plan is terminated (or partially terminated) by the Company (or by an Employer), participation of all Participants will cease as of the later of the date of such termination or the distribution of their Capital Accumulations. All amounts held in accounts of Participants as of the date of termination shall become fully vested and non-forfeitable, and no Employee's rights to benefits hereunder shall be curtailed in any way solely as a result of the termination.

         (d)(5) The Account balances, if any, of all Participants who are Participants as of the date of the termination or partial termination and who are affected by the termination or partial termination will become nonforfeitable as of the date of termination or partial termination.

         (d)(6) A complete discontinuance of Employer Contributions will be deemed a termination of the Plan for this purpose.

         (d)(7) If the Plan is terminated, the Trust will be maintained until the Capital Accumulations of all Participants have been distributed.

         (d)(8) If the Plan is terminated, Capital Accumulations may be distributed as soon as practicable following termination or distributions may be made or commenced as provided in Section 13, as the Company may determine provided that until all Capital Accumulations have been distributed, the administrative provisions of this Plan will remain in effect.

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(e)  Merger, Consolidation, or Transfer of Assets

         (e)(1) In the event of a merger or consolidation of this Plan with another plan or the transfer of Trust Assets or liabilities to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

(f)  Titles No Part of Agreement

         (f)(1) Titles used herein are for convenience only and are not to be construed as stating, changing, nor interpreting any provision of the Plan as described in the text of this document.

(g)  Governing Law

         (g)(1) The provisions of this Plan will be construed, administered and enforced in accordance with applicable State laws to the extent such laws are not superseded by ERISA.

         (g)(2) All Employer contributions to the Trust will be deemed to take place in the State of California.


Section 20.    Execution.

To record the adoption of this Plan, the Company has caused it to be executed this ______________ day of ______________, 19_____, effective as of January 1,
1997.

                                  COMPANY:

                                  PDT, Inc.


                                  --------------------------------
                                  Chief Financial Officer


                                  --------------------------------
                                  Secretary

                                                                   Page 39 of 39